Exhibit 99.2

Eightco Holdings Inc. Closes $270 Million Private Placement as First Worldcoin (WLD) Treasury Strategy

Dan Ives, renowned technology and AI expert and Wall Street analyst, to serve as Chairman of the Board

In an increasingly agentic world, World is delivering critical “Proof of Human” (PoH)

“If we succeed on our mission, World might become the largest network of real people online, fundamentally changing how we interact and transact throughout the Internet” says Sam Altman

The transaction was led by MOZAYYX with a

strategic investment from BitMine Immersion (BMNR) and participation from World Foundation, Discovery Capital Management, GAMA, FalconX, Kraken, Pantera, GSR, Coinfund, Occam Crest, Diametric, Brevan Howard, Wedbush and more

EASTON, PA, September 10, 2025 /PRNewswire/ — (NASDAQ: OCTO) (“Eightco Holdings Inc.” or the “Company”) today announced the closing of its recently announced $270 Million private placement to implement the first-of-its-kind Worldcoin treasury strategy.

The transaction was led by MOZAYYX with participation from a premier list of institutional investors including World Foundation, Discovery Capital Management, GAMA, FalconX, Kraken, Pantera, GSR, Coinfund, Occam Crest, Diametric, Brevan Howard, Wedbush and more. A $20 million investment was made by BitMine Immersion (NYSE AMERICAN: BMNR).

“Since announcing the private placement, we’ve seen tremendous interest in OCTO and Worldcoin,” said Dan Ives, newly appointed Chairman of the Board. “Proof of Human is the next critical step in the AI revolution, and World is uniquely positioned to deliver the trust, verification and authentication that the world needs as AI becomes more deeply embedded in every aspect of our lives.”

Proceeds from the private placement will be used for the Company to acquire and hold Worldcoin (WLD) as its treasury reserve asset, while continuing its focus on the core business operations. While the treasury may also hold cash and Ethereum (ETH) as secondary reserve assets, the emphasis will be on Worldcoin.

The Company also announced that the Nasdaq trading symbol for the Company’s common stock will be changing to “ORBS.” Beginning Thursday, September 11, 2025, shares of the Company’s common stock will trade on Nasdaq under the new ticker symbol “ORBS.” The Company is not undertaking any other corporate action that affects the rights of outstanding common stock, and no action is required by shareholders in connection with the ticker symbol change.

World creates a zero knowledge (ZK) Proof of Human so a person’s human information is not stored on the blockchain. World’s proprietary iris-scanning Orb technology is designed to meet the security and identity challenges of the future, offering a path to a universally trusted digital identity and the foundation for the next generation of online trust, verification and economic exchange.

The Orbs are the hardware backbone of Worldcoin, verifying unique humans, distributing tokens fairly, and creating a trusted digital identity system. World will be the leading verification platform for consumers around the world.

RF Lafferty & Co., Inc. acted as the Exclusive Placement Agent in connection with the private placement.

Cantor Fitzgerald & Co. acted as financial advisor to the lead investor, MOZAYYX.

Moelis & Company LLC acted as financial advisor to BitMine Immersion Technologies (BMNR).

Winston & Strawn LLP acted as counsel to the lead investor, MOZAYYX.

Graubard Miller acted as counsel to the Company.

Lucosky Brookman LLP acted as counsel to the placement agent.

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock to be issued or issuable in connection with the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: OCTO) is committed to growth of its subsidiaries, made up of Forever 8, an inventory capital and management platform for e-commerce sellers, and Ferguson Containers, Inc., a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the Company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco aims to create significant value and growth for its portfolio companies and stockholders.

For additional details, follow on X:

https://x.com/eightcoholdings

https://x.com/iamhuman_orbs

For images of the Orb with the new Chairman, please visit here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392